EXHIBIT 99.1
New York | October 23, 2026
AMERICAN EXPRESS
Q3 2026 RESULTS

AMERICAN EXPRESS RAISES FY 2026 EARNINGS PER SHARE GUIDANCE
COMPANY DELIVERED RECORD Q3 REVENUE OF $20.1 BILLION, UP 9% YOY
Q3 EPS ROSE 31% TO $5.42, OR 13% TO $4.68 ON AN ADJUSTED BASIS1
(Millions, except per share amounts, and where indicated)

	Quarters Ended September 30,		YoY% Inc/(Dec)	Nine Months Ended September 30,		YoY% Inc/(Dec)
	2026	2025		2026	2025
Billed Business (Billions) FX-adjusted[2]	$454.0	$421.0 $420.8	8% 8%	$1,337.7	$1,224.7 $1,231.3	9% 9%
Total Revenues Net of Interest Expense FX-adjusted[2]	$20,062	$18,426 $18,413	9% 9%	$58,606	$53,249 $53,503	10% 10%
Pretax Income	$4,531	$3,825	18%	$12,380	$10,705	16%
Net Income	$3,712	$2,902	28%	$9,794	$8,371	17%
Diluted Earnings Per Common Share (EPS)[3]	$5.42	$4.14	31%	$14.22	$11.85	20%
Adjusted EPS[1]	$4.68	$4.14	13%	$13.49	$11.85	14%
Average Diluted Common Shares Outstanding	674	693	(3)%	680	698	(3)%
American Express Company (NYSE: AXP) today reported third-quarter 2026 net income of $3.7 billion, compared with net income of $2.9 billion a year ago. Earnings per share was $5.42, up 31 percent from $4.14 a year ago. Adjusted net income was $3.2 billion, or $4.68 per share, which excludes the $982 million pre-tax gain ($751 million after-tax) from the previously-announced sale of the company's equity interest in Global Business Travel Group, Inc. (GBTG), net of the portion of the gain used to fund restructuring related to efficiency initiatives.1

Stephen J. Squeri | Chairman and Chief Executive Officer
“We had another strong quarter, delivering 9 percent revenue growth and EPS of $5.42, or $4.68 adjusted, up 13 percent year-over-year.[1] Our business momentum continues, with strength in billings, new acquisitions and Card Member retention, and excellent credit quality.
“Given our performance year-to-date, we are raising our full-year EPS guidance to between $18.30 and $18.60 ($17.60-$17.90 adjusted),[4] and we're on track to deliver another year of 10 percent revenue growth.
“The progress we’re making across the business and ongoing innovations to enhance our Membership Model give me great confidence in our ability to deliver differentiated value for our customers and strong returns for our shareholders over the long term.”

AMERICAN EXPRESS Q3 2026 RESULTS

Third-Quarter 2026 Results	Business Highlights
Third-quarter consolidated total revenues net of interest expense were $20.1 billion, up 9 percent year-over-year. The increase was primarily driven by higher Card Member spending, increased net interest income supported by growth in card balances, and strong card fee growth.
Consolidated provisions for credit losses were $1.0 billion, compared with $1.3 billion a year ago. The decrease reflected a reserve release during the quarter compared to a reserve build in the prior year, partially offset by higher net write-offs. The third-quarter net write-off rate was 1.8 percent, down from 1.9 percent a year ago.[5]
Consolidated expenses were $14.5 billion, up 9 percent year-over-year. The increase was primarily driven by higher variable customer engagement costs due to increased Card Member spending and the U.S. Platinum Card® refresh, partially offset by lower operating expenses. The decrease in operating expenses was primarily driven by the GBTG sale gain, partially offset by an increase in legal reserves for previously-disclosed matters, and restructuring costs.
The consolidated effective tax rate was 18.1 percent, down from 24.1 percent a year ago, primarily reflecting discrete tax benefits in the current year related to the resolution of certain prior-period tax items.

•American Express launched the next generation of Amex Corporate™, with new integrated Expense Management software and Amex Expense mobile app, along with new Corporate Cashback® Cards.
•The company introduced a new American Express Business Savings account, expanding its banking offerings for businesses.
•American Express extended its long-term strategic partnership with Marriott International, including the U.S. cobrand cards.
•American Express launched an exclusive partnership with Airbnb, bringing over one million listings globally to Amex Travel and expanding travel benefits for eligible U.S. Card Members.
•The company announced Resy integrations, including with OpenAI, and released the Intent Intelligence framework for trusted agentic commerce.
•Card acceptance reached more than 190 million merchant locations worldwide, with acceptance outside the U.S. more than doubling over the past four years.[6]
•The company opened its newest Centurion Lounge at Amsterdam Airport Schiphol to bring the total to 33 locations, and announced expansions in four locations, including a new 30,000-sq.ft. lounge at Newark Liberty International Airport, its largest to date.
•The company ranked #1 issuer in the JD Power 2026 U.S. Credit Card Satisfaction Study℠ for the seventh consecutive year.

# # #
This earnings release should be read in conjunction with the supplemental financial data for the third quarter 2026 (the statistical tables), which include information regarding our reportable operating segments and certain defined terms used in this release, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss third-quarter 2026 results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available at the same website address following the call.

AMERICAN EXPRESS Q3 2026 RESULTS

1
Adjusted Net Income and adjusted diluted earnings per common share are non-GAAP measures and exclude the impact of the gain from the sale of the company's equity investment in GBTG, net of a restructuring charge. See Appendix I for a reconciliation to Net Income and EPS on a GAAP basis. Management believes adjusted Net Income and adjusted EPS are useful in evaluating the ongoing operating performance of the company.

2
As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

3
Attributable to common shareholders. Represents net income less earnings allocated to participating share awards, dividends on preferred shares and other items. Refer to the statistical tables for more information.

4
The company’s adjusted EPS outlook, a non-GAAP measure, excludes the impact of the gain from the sale of the company's equity investment in GBTG, net of a restructuring charge. See Appendix I for a reconciliation to EPS outlook on a GAAP basis. Management believes the presentation of adjusted EPS guidance is useful in evaluating the ongoing operating performance of the company.

5
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business card balances (unavailable for corporate). Refer to the statistical tables for more information and net write-off rates including interest and fees.

6
Locations in force (LIF) estimate as of July 2026, including an estimated 80 million Merchants that accept American Express in China and Brazil (including through digital wallets). LIF represents proprietary and partner acquired Merchant locations where the Merchant is enabled to accept American Express. LIF estimates incorporate data provided to us by certain third parties and include Merchants that accept American Express through payment facilitators and digital wallets.

# # #
Media Contacts:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836
Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Danielle Gilmartin, Danielle.Gilmartin@aexp.com, +1.212.640.5574
ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services, and experiences that enrich lives and build business success.
Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, service, and a rich history of delivering innovation and Membership value for our customers. We seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations, and we build and manage relationships with millions of merchants across our global network.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.

AMERICAN EXPRESS Q3 2026 RESULTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s guidance for 2026, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 23, 2026 (the Form 8-K Cautionary Note), which are incorporated by reference into this release. Those factors include, but are not limited to, the following:
•the company’s ability to achieve its 2026 earnings per common share (EPS) guidance and grow EPS in the future, which will depend in part on revenue growth, credit performance, credit reserve and expense levels and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing in growth initiatives (such as its brand, value propositions, coverage, marketing, technology, partnerships and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraph and the Form 8-K Cautionary Note, as well as the following: macroeconomic and geopolitical conditions, including a slowdown in U.S. or global economic growth, changes to consumer and business confidence, higher rates of unemployment and wide-scale layoffs, impacts from the Middle East conflict and other international hostilities, deteriorations in global trade and the effects of tariffs, changes in interest rates, inflation, supply chain issues, energy costs, market volatility, and fiscal and monetary policies; the effects of technology changes and the adoption of artificial intelligence (AI); the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, remediation expenses, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; changes in the competitive environment, including as a result of agentic technologies, and an inability to realize benefits from new and extended sponsorships; impacts related to acquisitions, divestitures, cobrand relationships and other partners; and the impact of regulation, regulatory orders and other legal proceedings, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants; and
•the company’s ability to achieve its 2026 revenue growth guidance and grow revenues net of interest expense in the future, which could be impacted by, among other things, the factors identified above and in the Form 8-K Cautionary Note, as well as the following: spending volumes not being consistent with expectations, including spending by U.S. and international consumer Card Members across age cohorts (including Millennial and Gen-Z customers) and business Card Members and spending in retail and in dining, airline and other travel & entertainment categories, such as due to uncertain macroeconomic and geopolitical conditions; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh card products and introduce new features and capabilities, grow banking relationships with customers and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the impacts of portfolio sales; the effects of regulatory initiatives, including pricing regulation, such as pricing for card acceptance and interest rate and fee caps, and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or perceptions of coverage; increased surcharging, steering, suppression or other differential acceptance practices with respect to the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2026 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.

AMERICAN EXPRESS Q3 2026 RESULTS
American Express Company
Appendix I
Reconciliation of Adjusted EPS

	Quarters Ended September 30,		YoY% Inc/(Dec)	Nine Months Ended September 30,		YoY% Inc/(Dec)
	2026	2025		2026	2025
GAAP Diluted EPS	$5.42	$4.14	31%	$14.22	$11.85	20%
GBTG Gain on Sale (pretax)	$(1.45)			$(1.44)
Tax Impact of GBTG Gain on Sale	$0.34			$0.34
GBTG Gain on Sale (after tax)	$(1.11)			$(1.10)
Restructuring Charge (pretax)	$0.49			$0.49
Tax Impact of Restructuring Charge	$(0.12)			$(0.12)
Restructuring Charge (after tax)	$0.37			$0.37
Adjusted Diluted EPS	$4.68	$4.14	13%	$13.49	$11.85	14%
Reconciliation of Adjusted Net Income
$ in millions - amounts may not sum due to rounding

	Quarters Ended September 30,		YoY% Inc/(Dec)	Nine Months Ended September 30,		YoY% Inc/(Dec)
	2026	2025		2026	2025
GAAP Net Income	$3,712	$2,902	28%	$9,794	$8,371	17%
GBTG Gain on Sale (pretax)	$(982)			$(982)
Tax Impact of GBTG Gain on Sale	$230			$230
GBTG Gain on Sale (after tax)	$(751)			$(751)
Restructuring Charge (pretax)	$336			$336
Tax Impact of Restructuring Charge	$(84)			$(84)
Restructuring Charge (after tax)	$253			$253
Adjusted Net Income	$3,214	$2,902	11%	$9,296	$8,371	11%
Reconciliation of Adjusted EPS Guidance
Amounts may not sum due to rounding

	FY’25	FY’26 Guidance Range		YoY% Inc/(Dec)
GAAP Diluted EPS	$15.38	$18.30	$18.60	19%	21%
GBTG Gain on Sale (after tax)		$(1.10)	$(1.10)
Restructuring Charge (after tax)		$0.37	$0.37
Adjusted Diluted EPS	$15.38	$17.60	$17.90	14%	16%